SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by Registrant.

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Filed by Party other than the Registrant

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

American Natural Energy Corporation

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:  ________________________

__________________________________________________________________________

2) Aggregate number of securities to which transaction applies:  _________________________

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3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)  Proposed maximum aggregate value of transaction:  ________________________________

5)  Total Fee Paid:  ____________________________________________________________

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Fee paid previously with preliminary materials.

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Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:  ____________________________________________________

2)  Form, Schedule or Registration Statement Number:  _________________________________

3)  Filing Party:  ______________________________________________________________

4)  Date Filed:  _______________________________________________________________

American Natural Energy Corporation

6100 South Yale – Suite 300

Tulsa, Oklahoma  74136

Notice of Annual Meeting of Shareholders

January 21, 2009

Notice is hereby given that the Annual Meeting of Shareholders of American Natural Energy Corporation will be held at the offices of the company at 6100 South Yale – Suite 300, Tulsa, Oklahoma, on Wednesday, January 21, 2009, at 10:00AM, local time, for the following purposes:

1.

To elect four (4) directors of our company to hold office until the next Annual Meeting of Shareholders in 2010 and until their respective successors are elected and qualified; and

2.

To transact such other business as may properly come before the meeting, or any adjournments thereof.

Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice.  Only holders of shares of our Common Stock of record at the close of business on December 8, 2008 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

We hope that all of our shareholders who can conveniently do so will attend the Meeting.  Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which is intended for your convenience.

Steven P. Ensz, Secretary

Dated:  December 18, 2008

AMERICAN NATURAL ENERGY CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

THE MEETING

The enclosed proxy is solicited by the Board of Directors of American Natural Energy Corporation, an Oklahoma corporation from the holders of shares of Common Stock, $0.01 par value (“Common Stock”) to be voted at our Annual Meeting of Shareholders (the “Meeting”) to be held at our offices at 6100 South Yale – Suite 300, Tulsa, Oklahoma, on Wednesday, January 21, 2009, at 10:00AM, local time, and at any adjournments thereof.

The only business which the Board of Directors intends to present or knows that others will present at the Meeting is the election of four (4) Directors of our company to hold office until the next Annual Meeting of Shareholders in 2010 and until their successors have been elected and qualified. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder.  If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder’s direction.  Unless otherwise specified, proxies in the enclosed form will be voted for the election of the four (4) Directors named as nominees.  Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person.  Any writing revoking a proxy should be addressed to Steven P. Ensz, Secretary of our company, at the address set forth below.

The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote.  Votes may be cast for or withheld from each nominee.  Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners.  Brokers holding shares of our Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors.  Where authority to vote for the election of Directors is withheld by a shareholder, such shares will not be counted in determining the outcome of such vote.  Therefore, broker non-votes with respect to the election of Directors and shareholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

Only holders of record of our Common Stock as of the close of business on December 8, 2008 are entitled to vote at the Meeting or any adjournments thereof.  On such date, we had outstanding voting securities consisting of 52,997,673  shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.  Under our By-laws,  a quorum of shareholders at all meetings constitutes no less than one-third of our shares issued and outstanding as of the Record Date, present in person or represented by a proxy.

Our principal executive office address is 6100 South Yale – Suite 300, Tulsa, Oklahoma, and our telephone number is (918) 481-1440.  This Proxy Statement and the enclosed Form of Proxy will be mailed to our shareholders on or about December 19, 2008.

ELECTION OF DIRECTORS

At the Meeting, it is proposed to elect four (4) Directors to hold office until the next Annual Meeting of Shareholders in 2010 and until their respective successors are elected and qualified.  It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the four nominees hereinafter named.  If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors.  Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

The nominees as Director and their age are as follows:

Name	Age

Michael K. Paulk	60

Steven P. Ensz	56

Brian E. Bayley	55

John K. Campbell	74

Michael K. Paulk:  Mr. Paulk was elected as a director and appointed the President and Chief Executive Officer of our company in July 2001.  From October 1994 to January 2001, when it was sold to Chesapeake Energy Corporation, Mr. Paulk was the President and a Director of Gothic Energy Corporation, which during his tenure was engaged in the acquisition, development, exploration and production of natural gas and oil.  Mr. Paulk has been involved in the oil and gas industry for more than thirty years.

Steven P. Ensz:  Mr. Ensz has been Vice-President, Finance and Chief Financial Officer and Secretary and a Director of our company since July 2001.  He is a certified public accountant and is responsible for all of our company’s financial disclosure and reporting.  From March 1998 to January 2001, he held a similar position with Gothic Energy Corporation and from July 1991 to February 1998, he was Vice-President, Finance of Anglo-Suisse, Inc., an oil and natural gas exploration and producing company.  Mr. Ensz has held various positions within the energy industry, including President of Waterford Energy, an independent oil and gas producer, for more than 25 years.

Brian E. Bayley:  Mr. Bayley was elected a Director of our company in June 2001.  Mr. Bayley has been the co-chair of Quest Capital Corp. since January 1, 2008, prior to which he was the President and Chief Executive Officer from June 2003 to January 1, 2008 and the Chief Executive Officer from June, 2003 to March 17, 2008.  Quest Capital Corp. is a mortgage investment corporation whose shares are listed on the Toronto Stock Exchange, and provides financial services to small and mid-cap companies operating primarily in North America.   Mr. Bayley currently serves as a director or officer of numerous other public companies, none of which is a reporting issuer under U.S. securities laws, including Esperanza Silver Corp. and PetroFalcon Corporation.  Mr. Bayley is also a director of TransAtlantic Petroleum (USA) Corp., which also provided financing to our company, and purchased $3.0 million principal amount of our 8% convertible secured debentures, in 2003.

John K. Campbell.  Mr. Campbell has been a Director of our company since April 2000 and was the President of Gothic Energy Corporation from April 2000 to July 2001.  Mr. Campbell is retired as the President of TransAmerica Industries Ltd., a position he had held since 1986.

Executive Officers

The current executive officers of our company are the following:

Name	Age	Position

Michael K. Paulk	59	President and Director

Steven P. Ensz	56	Vice President, Finance and Chief Financial Officer

The employment background of Messrs. Paulk and Ensz is described above.

Director and Officer Securities Reports

The U.S. Federal securities laws require our Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any of its equity securities.  Copies of such reports are required to be furnished to us.  To our knowledge, based solely on a review of the copies of such reports and other information furnished to us, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the year ended December 31, 2007.

Executive Compensation

The following table sets forth the compensation of our principal executive officer and all of our other executive officers for the two fiscal years ended December 31, 2007 who received total compensation exceeding $100,000 for the year ended December 31, 2007 and who served in such capacities at December 31, 2007.

SUMMARY COMPENSATION TABLE

Annual Compensation

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Michael K. Paulk, President and CEO(2)	2007 2006	$150,000 $125,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	$150,000 $125,000
Steven P. Ensz Executive Vice President and CFO(2)	2007 2006	$150,000 $125,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	$150,000 $125,000

(1)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.  See Note 1 to Notes to Financial Statements for the year ended December 31, 2006.

(2)

Messrs. Paulk and Ensz are also Directors of our company; however they receive no additional compensation for serving in those capacities.

Outstanding Equity Awards at December 31, 2007.

The following table provides information with respect to our named executive officers above regarding outstanding equity awards held at December 31, 2007.

	Option Awards				Stock Awards

Name (a)	Number of securities underlying unexercised Options (#) Exercisable/ Unexercisable (b-c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of shares or units of Stock held that have not vested (#) (g)	Market value of shares or units of Stock held that have not vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Michael K. Paulk	250,000	-0-	0.45	4/22/09	-0-	-0-	-0-	-0-
Steven P. Ensz	250,000	-0-	0.45	4/22/09	-0-	-0-	-0-	-0-

Director Compensation

The following table provides information with respect to compensation of our Directors during the year ended December 31, 2007.  The compensation paid to our named executive officers who are also Directors is reflected in the Summary Compensation Table above.

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)

Brian E. Bayley	-0-	-0-	-0-	-0-	-0-	-0-	-0-
John K. Campbell	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.  See Note 1 to Notes to Financial Statements for the year ended December 31, 2007.

Our Directors do not receive any cash compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings.  Pursuant to the terms of our 2001 Stock Incentive Plan, each non-employee Director who is first elected or appointed after February 1, 2002 automatically receives an option grant for 50,000 shares on the date such person joins the Board.   In addition, on the date of each annual shareholder meeting, provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares.  Each such option has a term of ten years, subject to earlier termination following such person's cessation of Board service, and is subject to certain vesting provisions.

Meetings of the Board of Directors, Committees and Rights of Representation On the Board of Directors

Board of Directors.  Our Board of Directors held one meeting during the year ended December 31, 2007.  Each of our Directors participated in the meeting of the Board and of each committee of the board of which he is a member.  In the opinion of our Board of Directors, Messrs. Campbell and Bayley are independent directors as defined under the rules relating to the NASDAQ Stock Market.

In connection with our October 2003 Debenture financing and under the terms of the transaction, the holders of the Debentures have the right to designate two persons to serve as Directors of our company.  At present, both of such Director positions are vacant and the holders of the Debentures have not designated any persons to fill the vacancies.

Audit Committee.  As of December 1, 2008, our Audit Committee consists of Messrs. Brian E. Bailey (Chairman) and John K. Campbell.  Under our Audit Committee Charter, our Audit Committee’s responsibilities include, among other responsibilities, the appointment, compensation and oversight of the work performed by our independent auditor, the adoption and assurance of compliance with a pre-approval policy with respect to services provided by the independent auditor, at least annually, obtain and review a report by our independent auditor as to relationships between the independent auditor and our company so as to assure the independence of the independent auditor, review the annual audited and quarterly financial statements with our management and the independent auditor, and discuss with the independent auditor their required disclosure relating to the conduct of the audit.  The Audit Committee met four times during the year ended December 31, 2004.

On May 26, 2008 our Audit Committee discussed our audited financial statements with management and also discussed with Malone & Bailey, PC, our independent registered accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 and received the written disclosures and the letter from Malone & Bailey, PC as required by Independence Standards Board Standard No. 1.  It also discussed with Malone & Bailey, PC its independence as auditor.  Based on that review and those discussions, our Audit Committee on May 26, 2008 recommended that our audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Our Audit Committee Charter, as adopted on April 22, 2004, was attached as Annex A to our Proxy Statement dated June 14, 2004.  The Charter describes the nature and scope of the duties and responsibilities of the Audit Committee.

Our Board of Directors has determined that the Board does not have an Audit Committee Financial Expert serving on its Audit Committee.  We do not have an Audit Committee Financial Expert serving on our Audit Committee because at this time the limited magnitude of our  revenues and operations does not, in the view of the Board of Directors, justify or require that we obtain the services of a person having the attributes required to be an Audit Committee Financial Expert on our Board of Directors and Audit Committee.  Our Board of Directors may in the future determine that a member elected to the Board in the future has the attributes to be determined to be an Audit Committee Financial Expert.

Nominating Committee.  We do not have a standing nominating committee.  Under the rules of the TSX Venture Exchange on which our shares of Common Stock are listed, we are not required to have such a committee.  Our Board of Directors is of the view that because of the limited magnitude of our revenues and operations at this time, it is appropriate for us not to have a nominating committee.  Each Director of our company has the opportunity to participate in the consideration of nominees for election as Directors.  The Board of Directors has not adopted a charter for a nominating committee.

As is described above, the holders of our outstanding Debentures have certain rights if persons approved by the holders of the Debentures fail to be elected or re-elected as Directors of the Company.  Except for the foregoing, we have not adopted a policy with regard to the consideration of candidates for nomination for election as Directors.  Because of the limited magnitude of our revenues and operations at this time, our Board of Directors believes it is appropriate for us not to have such a policy.

Compensation Committee.  Our Board of Directors has not appointed a compensation committee.

Our full Board of Directors acts on matters involving the compensation of our executive officers and employees and the grant of options under our option plan.  Executive officers who are Directors whose compensation is being considered do not participate in board or committee actions regarding their compensation.  The Board of Directors seeks to assure that our executive officers are adequately and fairly compensated and that their compensation is competitive with other similar-sized companies in the oil and gas exploration and production industry and, at the same time, reflecting their individual performance and responsibilities within our company.  To date, the Board has compensated executive officers primarily through the payment of salaries.  We do not have any employment agreements with our executive officers.

Communicating With the Board of Directors

Shareholders or other interested parties may communicate with the entire Board of Directors, specified individual Directors, or certain Directors as a group by writing to the secretary of the Company at 6100 South Yale – Suite 300, Tulsa, OK 74136.  All such correspondence will be forwarded to the specified Director or group of Directors.

We urge but do not require Board members to attend annual meetings of shareholders.  All of our Directors, except for Mr. Campbell, attended our annual meeting of shareholders held on June 23, 2005 in Tulsa, Oklahoma, including Messrs. Bayley and Jules Poscente, a former Director, who attended by telephone.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 4, 2006, we entered into a note payable with Mike Paulk, our President and a Director, in the amount of $198,000.  On August 9, 2006, Mr. Paulk loaned us an additional $10,000.  In November 2006, $12,000 was repaid.  Interest accrues at the rate of 10% per annum.

We paid Mr. Paulk $21,885 in interest in 2007 on the loans provided to us.

INDEPENDENT ACCOUNTANTS

Our Board of Directors has selected Malone & Bailey, PC as our independent registered public accounting firm for 2008.  We do not expect a representative of Malone & Bailey, PC to be present at the Meeting and to be available to respond to appropriate questions or make a statement if they desire to do so.

2006 and 2007 Audit and Related Fees

The following sets forth fees we incurred for services provided by Malone & Bailey, PC for the years ended December 31, 2007, and 2006, our independent registered public accountants at those year ends.  Also included are fees we incurred for services provided by PricewaterhouseCoopers LLP for the review of December 31, 2005 financial results included in the annual filing for the year ended December 31, 2006.

	Audit Fees	Audit Related Fees	Tax Fees
2007	$46,000	--	$26,000
2006	$110,000	--	$35,000

Our Board of Directors believes that the provision of the services during the years ended December 31, 2007 and December 31, 2006 is compatible with maintaining the independence of Malone & Bailey, PC.  Our Audit Committee approves before the engagement the rendering of all audit and non-audit services provided to our company by our independent auditor.  Engagements to render services are not entered into pursuant to any pre-approval policies and procedures adopted by the Audit Committee.  The services provided by Malone & Bailey, PC and PricewaterhouseCoopers LLP included under the caption Audit Fees include services rendered for the audit of our annual financial statements, the review of our quarterly financial reports, the issuance of consents, and assistance with review of documents filed with the Securities and Exchange Commission.  Tax fees include services rendered by PricewaterhouseCoopers LLP related to Canadian tax matters.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 8, 2008 (a) by each person who is known by us to own beneficially more than five percent (5%) of our common shares, (b) by each of our Directors and officers, and (c) by all Directors and officers as a group.  As of December 8, 2008, we had 52,997,673 common shares outstanding.

Name and Address (1)(2)	Number of Shares Owned	Percentage of Outstanding Shares(3)

Michael K. Paulk	2,398,875(4)	4.5%

Steven P. Ensz	3,398,313(5)	6.4%

Brian E. Bayley Suite 300 - 570 Granville Street Vancouver, BC V6C 3P1	1,645,625(6)	3.1%

John K. Campbell 750 West Pender Street - Suite 710 Vancouver, BC V6C 2T7	115,528(7)	0.2%

Name and Address (1)(2)	Number of Shares Owned	Percentage of Outstanding Shares(3)

TransAtlantic Petroleum Corp(8) 1550, 340 - 12th Avenue, SW Calgary, Alberta T2R 1L5	2,237,136(9)	4.2%

All Directors and officers as a group (4 persons)	7,558,341	14.3%

Goodman & Company, Investment Counsel Ltd. One Adelaide Street East, 29th Floor Toronto, Ontario M5C 2V9 Canada	3,873,986(10)	7.3%

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(1)

This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities.  The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2)

Unless otherwise indicated, the address for each of the above is c/o American Natural Energy Corporation, 6100 South Yale, Suite 300, Tulsa, Oklahoma 74136.

(3)

The percentage of outstanding shares calculation is based upon 52,997,673 shares outstanding as of  May 20, 2008, except as otherwise noted.

(4)

Includes 250,000 shares issuable at an exercise price of $0.45 on exercise of an option.

(5)

Includes 250,000 shares issuable at an exercise price of $0.45 on exercise of an option.

(6)

Excludes 60,000 shares held by Mr. Bayley’s wife and 50,000 shares held by a trust for the benefit of Mr. Bayley’s minor children, as to all of which Mr. Bayley disclaims a beneficial interest.

(7)

Includes 65,528 shares held by Mr. Campbell and 50,000 shares issuable on exercise of options at an exercise price of $0.68 per share.

(8)

TransAtlantic is a corporation whose shares are publicly traded on the Toronto Stock Exchange under the symbol TNP.U.  Its Directors are Michael Winn, Brian Bayley, Scott Larsen and Alan C. Moon.

(9)

Includes 2,237,136 shares held by TransAtlantic.  Mr. Bayley, one of our Directors, is also a Director of TransAtlantic and also disclaims a beneficial interest in the Debentures and shares.

(10)

Based on the Schedule 13G dated April 11, 2008 filed April 11, 2008.  Held within mutual funds or other client accounts managed by Goodman & Company, Investment Counsel Ltd., acting as investment counsel and portfolio manager.

Dune Energy Debenture Holdings

Dune Energy holds, as of December 31, 2007, $7,895,000 principal amount as of our 8% Convertible Subordinated Debentures December 31, 2007 which are secured by substantially all of our assets.  The principal of the Debentures was due and payable on September 30, 2006 and is currently in default.  In a Schedule 13D filing by Dune Energy with the U.S. Securities and Exchange Commission, Dune Energy stated, “Given Dune Energy’s past investment in this joint development project, coupled with the potential for substantial oil and gas within the area of mutual interest, Dune Energy has determined that it is in its best interests to acquire the Purchased Debentures and the corresponding security interest in the Lease.”  Dune Energy further disclosed in the Schedule 13D that, “except for the foregoing, neither it nor any control person of it has any plan or proposal which relates to or which would have the effect of any acquisition of additional, or disposition of any, securities of ours, does not have any plan or proposal which relates to or would result in an extraordinary transaction involving us, does not have any plan or proposal which relates to or would result in a sale or transfer of a material amount of our assets, does not have any plan or proposal which relates to or would result in any change in our present board of directors or management, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, does not have any plan or proposal which relates to or would result in a material change in our present capitalization or dividend policy….”  Dune Energy further disclosed that it does not have any plan or proposal which relates to or would result in a material change in our business or corporate structure, does not have any plan or proposal which relates to or would result in a change in our charter, by-laws or instruments corresponding thereto which may impede the acquisition of us by any person, does not have any plan or proposal which relates to or would result in causing a class of our securities to be de-listed from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, and does not have any plan or proposal which relates to or would result in a class of our equity securities becoming eligible for termination or registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended.

GENERAL

Submission of Shareholders’ Proposals for 2010 Annual Meeting

Any proposals which shareholders intend to present for a vote of shareholders at our  2010 Annual Meeting and which such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting must be sent to our executive office and received by us not later than a reasonable time before we begin to print and send out our proxy materials.

Other Matters

The cost of soliciting proxies will be borne by our company.  In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and we will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Our Annual Report on Form 10-KSB for the year ended December 31, 2007, including financial statements, is being mailed to shareholders herewith.  However, that report is not part of the proxy soliciting information and is not incorporated herein by reference.

By Order of the Board of Directors

Steven P. Ensz, Secretary

Dated:  December 18, 2008

FORM OF PROXY

American Natural Energy Corporation

6100 South Yale - Suite 300

Tulsa, Oklahoma  74136

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Michael K. Paulk and Steven P. Ensz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of American Natural Energy Corporation held of record by the undersigned on December 8, 2008 at the Annual Meeting of Shareholders to be held on January 21, 2009 or any adjournment thereof.

1.

Election of Directors

☐

For all nominees listed below  (except as marked to contrary below)

☐

Withhold Authority to vote for all nominees listed below

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Michael K. Paulk

Steven P. Ensz

Brian E. Bayley

John K. Campbell

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.  If no direction is made, this Proxy will be voted for each of the Directors.

Please sign EXACTLY as name appears below.  Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.  Please mail to:

Computershare Trust Company of Canada

Proxy Dept.  100 University Avenue 9th Floor

Toronto Ontario M5J 2Y1

When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:  _______________, 2009

_____________________________________

Signature

Title (if required)

_____________________________________

Signature (if held jointly)